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                                                                     Exhibit 5.1

                             CLIFFORD CHANCE US LLP
                              31 West 52nd Street
                               New York, NY 10019
                              Tel: + 1 212 878 8000
                              Fax: + 1 212 878 8375

January 25, 2004
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Barclays Global Investors, N.A.
45 Freemont Street
San Francisco, CA 94105

Re: iShares COMEX Gold Trust

Ladies and Gentlemen:

We have served as counsel to Barclays Global Investors, N.A. ("Sponsor") in its capacity as sponsor of the iShares COMEX Gold Trust ("Trust") with respect to the formation of the Trust and the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-1 (Registration No. 333-112589), as amended by Pre-effective Amendment No. 4 (as so amended, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Securites Act") of 50 million shares representing fractional undivided beneficial interests in the net assets of the Trust (the "Shares").

In connection with the preparation of this opinion, we have examined executed originals or copies of the following documents:

     1.   The Depositary Trust Agreement dated January 19, 2005 between the
                                                       --
Sponsor and The Bank of New York, a New York banking corporation, as trustee (in such capacity, the "Trustee").

     2. The Custodian Agreement dated January 19, 2005 between the Trustee and
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The Bank of Nova Scotia, a bank organized under the laws of Canada, as custodian
(in such capacity, the "Custodian").

     3. The Registration Statement.

     4. The Distribution Agreement, dated January 21, 2005, between the Sponsor
                                                  --
and Barclays Capital Inc. (the "Initial Purchaser")

     5. Copy of the global certificate representing the Shares to be issued under the Depositary Trust Agreement.

     6. Such other pertinent records or documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In such examination, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

In rendering the opinions contained herein, we have relied with respect to certain factual matters solely upon the representations, certifications and other information contained in the documents

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Barclays Global Investors, N.A.                                           Page 2
January 25, 2005
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listed in the second paragraph of this letter. We have not made or undertaken to make any independent investigation to establish or verify the accuracy or completeness of such factual representations, certifications and other information. The opinions set forth below are also based on the following assumptions: (i) the Trust has been duly formed and is validly existing as a trust under the laws of the State of New York; and (ii) the Registration Statement has been declared effective under the Securities Act.

We express no opinion as to matters of law in any jurisdiction other than the State of New York.

Except as otherwise expressly set forth in this letter, our opinions are based solely upon the law and the facts as they exist on the date hereof and we undertake no, and disclaim any, obligation to advise you of any subsequent change in law or facts or circumstances which might affect any matter or opinion set forth herein.

Based on the foregoing and subject to the qualifications set forth in this letter, we are of the opinion that the Shares, when issued in accordance with the terms of the Depositary Trust Agreement, including the receipt by the Custodian, on behalf of the Trustee, of the consideration required for the issuance of Shares, will be legally issued, fully paid and non-assessable.



We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name where it appears in the Registration Statement.

Very truly yours,

/s/ Clifford Chance US. LLP